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                                                                      EXHIBIT 23


                              ACCOUNTANTS' CONSENT


The Board of Directors
Matria Healthcare, Inc.


We consent to incorporation by reference in the registration statement
(Nos. 333-69347, 333-02283, 333-01833 and 333-01559) on Form S-8 of Matria
Healthcare, Inc. of our reports dated February 19, 1999, relating to the consolidated balance sheets of Matria Healthcare, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which reports appear in the 1998 annual report on Form 10-K of Matria Healthcare, Inc.



                                                                        KPMG LLP


Atlanta, Georgia
March 30, 1999
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                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders
Matria Healthcare, Inc.


Under date of February 19, 1999, we reported on the consolidated balance sheets of Matria Healthcare, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, as contained in the annual report on Form 10-K for the year 1998. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1998 included in the annual report on Form 10-K for the year 1998. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



                                                                        KPMG LLP



Atlanta, Georgia
February 19, 1999